Exhibit 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our reports dated June 30, 2004 with respect to Dreyfus Premier California Tax Exempt Bond Fund, Inc. and November 7, 2003 with respect to Dreyfus California Municipal Income, Inc., which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Premier California Tax Exempt Bond Fund, Inc.

ERNST & YOUNG LLP

New York, New York
September 21, 2004